UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
May 25, 2011
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer and Director Compensation
     On May 25, 2011, the Compensation Committee of Quality Systems, Inc. (the “Company”) approved:
•	the 2012 Compensation Program for the Company’s key personnel, including its named executive officers, for the fiscal year ending March 31, 2012. The 2012 Compensation Program includes new cash salary levels and both non-equity and equity incentive compensation components for the Company’s named executive officers, and is described in Exhibit 10.1 to this Form 8-K which is incorporated herein by reference.

•	cash and equity bonus determinations under the Company’s 2011 Compensation Program for the fiscal year ended March 31, 2011. The bonus determinations for the Company’s chief executive officer, chief financial officer and named executive officers are described in Exhibit 10.2 to this Form 8-K which is incorporated herein by reference.
     On May 25, 2011, the Compensation Committee recommended to the Company’s Board of Directors (the “Board”) and the Board subsequently approved the 2012 Director Compensation Program which goes into effect the date of the Company’s next annual shareholders’ meeting. The 2012 Director Compensation Program is described in Exhibit 10.3 to this Form 8-K which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Description of 2012 Compensation Program.

10.2	Cash and Equity Bonus Determinations under 2011 Compensation Program.

10.3	2012 Director Compensation Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2011

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan

James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Description of 2012 Compensation Program.

10.2	Cash and Equity Bonus Determinations under 2011 Compensation Program.

10.3	2012 Director Compensation Program.